Exhibit 99.1

DELPHI REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported fourth quarter U.S. GAAP earnings of $0.97 per diluted share. Excluding special items, earnings increased 24% to $1.12 per diluted share.
Fourth Quarter Highlights include:

•	Revenue of $4.2 billion, up 11%

•	U.S. GAAP diluted earnings per share of $0.97, up 126%

◦	Excluding special items, earnings of $1.12 per diluted share, up 24%

•	Adjusted Operating Income of $472 million, up 33%

◦	Adjusted Operating Income margin of 11.3%, up 190 basis points

•	Adjusted EBITDA of $611 million, up 26%

◦	Adjusted EBITDA margin of 14.6%, up 170 basis points

•	Returned $147 million to shareholders through share repurchases and dividends

Full Year 2013 Highlights include:

•	Revenue of $16.5 billion, up 6%

•	U.S. GAAP diluted earnings per share of $3.89, up 17%

◦	Excluding special items, earnings of $4.40 per diluted share, up 15%

•	Adjusted Operating Income of $1,844 million, up 10%

◦	Adjusted Operating Income margin of 11.2%, up 40 basis points

•	Adjusted EBITDA of $2,384 million, up 11%

◦	Adjusted EBITDA margin of 14.5%, up 70 basis points

•	Generated $1.8 billion of cash from operations, up 18%

•	Returned $668 million to shareholders through share repurchases and dividends

“Delphi's fourth quarter financial results demonstrate the consistently high level of execution by Delphi's team," said Rodney O'Neal, chief executive officer and president. "In 2013, we were able to deliver exceptional value to both our global customers and our shareholders. Our strong performance provides significant momentum as we enter 2014."

Fourth Quarter 2013 Results
The Company reported fourth quarter 2013 revenue of $4.2 billion, an increase of 11% over the fourth quarter of 2012, reflecting continued strong growth in Asia and North America. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 8% in the fourth quarter. This reflects growth of 14% in Asia, 9% in North America and 7% in Europe, partially offset by declines of 6% in South America.
The Company reported fourth quarter U.S. GAAP net income of $298 million and earnings of $0.97 per diluted share, compared to $136 million and $0.43 per diluted share in the prior year period. Fourth quarter net income excluding special items consisting of restructuring-related charges, asset impairments, acquisition-related integration and transaction costs, and losses on extinguishment of debt ("Adjusted Net Income"), totaled $345 million, or $1.12 per diluted share, which includes the unfavorable impact of an increased effective tax rate as well as the favorable impact of a reduced share count. Adjusted Net Income in the prior year period was $287 million, or $0.90 per diluted share.
Fourth quarter earnings before interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition-related integration costs ("Adjusted Operating Income") was $472 million, compared to $355 million in the prior year period. Adjusted Operating Income margin was 11.3% in the fourth quarter of 2013, an increase of 190 basis points compared with 9.4% in the prior year period.
Fourth quarter earnings before depreciation and amortization, interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition-related integration costs (“Adjusted EBITDA”) was $611 million, compared to $486 million in the prior year period. Adjusted EBITDA margin increased 170 basis points in the fourth quarter of 2013 to 14.6%, compared with 12.9% in the prior year period. The increase in Adjusted EBITDA reflects the continued strong performance and growth of our businesses in Asia and North America, as well as the benefits of our on-going European restructuring programs initiated in late 2012.
Interest expense for the fourth quarter totaled $37 million, comparable to $36 million in the prior year period. Tax expense in the fourth quarter of 2013 was $74 million, resulting in an effective tax rate of approximately 19%, compared to a tax benefit of $15 million in the prior year period. The increase reflects higher pretax earnings, as well as the geographic mix of pretax earnings.

Full Year 2013 Results
For full year 2013, the Company reported revenue of $16.5 billion, an increase of 6% compared to 2012. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 1%. This reflects growth of 11% in Asia, 5% in North America and 2% in South America, partially offset by a 6% decline in Europe.
The Company reported full year 2013 U.S. GAAP net income of $1.2 billion and earnings of $3.89 per diluted share, compared to $1.1 billion or $3.33 per diluted share in the prior year. Full year 2013 Adjusted Net Income totaled $1.4 billion, or $4.40 per diluted share, which includes the favorable impact of share repurchases in 2013, compared to Adjusted Net Income of $1.2 billion, or $3.84 per diluted share, in the prior year.
Adjusted Operating Income totaled $1,844 million for the full year 2013, compared to $1,671 million in the prior year period. Adjusted Operating Income margin was 11.2% for the full year 2013, an improvement of 40 basis points compared with 10.8% in the prior year period.
Full year 2013 Adjusted EBITDA totaled $2,384 million, compared to $2,142 million in the prior year period. Adjusted EBITDA margin for the full year 2013 improved 70 basis points to 14.5%, from 13.8% in the prior year period. The increase in Adjusted EBITDA reflects the strong performance of our businesses in Asia and North America and the increased earnings from the acquisition of MVL, partially offset by sales declines in Europe.
Interest expense for 2013 totaled $143 million, compared to $136 million in the prior year period. Additionally, the first quarter of 2013 included a net loss on retirement of debt totaling $39 million. Tax expense for 2013 was $256 million, resulting in an effective tax rate of approximately 17%, compared to $212 million, or an effective rate of 16%, in the prior year period. The increase in 2013 reflects higher pretax earnings, as well as the geographic mix of pretax earnings.
The Company generated net cash flow from operating activities of $1.8 billion in 2013, compared to $1.5 billion in the prior year period. Cash flow before financing totaled $1.1 billion compared to $0.8 billion in the prior year period. As of December 31, 2013, the Company had cash and cash equivalents of $1.4 billion and access to $1.5 billion in undrawn committed revolving bank facilities, and total debt of $2.4 billion.

Share Repurchase Program
During the fourth quarter of 2013, Delphi repurchased 1.69 million shares for approximately $95 million under its existing $750 million share repurchase program, leaving approximately $190 million available for future share repurchases under this program. As previously disclosed, the Company's Board of Directors also authorized a new $1 billion share repurchase program, commencing upon the completion of the existing program. During the full year 2013, the Company repurchased 9.11 million shares for approximately $457 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Q1 2014 and Full Year 2014 Outlook
The Company's first quarter and full year 2014 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2014	Full Year 2014
Revenue	$4,200 - $4,300	$17,200 - $17,600
Adjusted Operating income	$435 - $460	$1,950 - $2,050
Adjusted Operating income Margin	10.4% - 10.7%	11.3% - 11.6%
Adjusted Earnings Per Share	$1.04 - $1.08	$4.70 - $4.95
Cash Flow Before Financing		$1,100
Capital Expenditures		$800
Depreciation and Amortization		$600
Adjusted Effective Tax Rate		18%
Share Count - Diluted		309
Full year 2014 mid-point earnings per share guidance represents 10% growth year-over-year, and assumes global vehicle production increases of 3%.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 34601527. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of technologies for the automotive and commercial vehicle markets.  Headquartered in Gillingham, U.K., Delphi operates major technical centers, manufacturing sites and customer support services in 32 countries, with regional headquarters in Bascharage, Luxembourg; Sao Paulo; Shanghai and Troy, Mich.  Delphi delivers innovation for the real world with technologies that make cars and trucks smarter and safer as well as more powerful and efficient. Visit www.delphi.com.

FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results.  All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.  It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions, except per share amounts)		(in millions, except per share amounts)
Net sales	$4,182	$3,767	$16,463	$15,519
Operating expenses:
Cost of sales	3,426	3,158	13,567	12,861
Selling, general and administrative	264	254	963	927
Amortization	25	24	104	84
Restructuring	50	154	145	171
Total operating expenses	3,765	3,590	14,779	14,043
Operating income	417	177	1,684	1,476
Interest expense	(37)	(36)	(143)	(136)
Other income (expense), net	7	(10)	(18)	5
Income before income taxes and equity income	387	131	1,523	1,345
Income tax (expense) benefit	(74)	15	(256)	(212)
Income before equity income	313	146	1,267	1,133
Equity income, net of tax	8	9	34	27
Net income	321	155	1,301	1,160
Net income attributable to noncontrolling interest	23	19	89	83
Net income attributable to Delphi	$298	$136	$1,212	$1,077
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.97	$0.43	$3.89	$3.33
Weighted average number of diluted shares outstanding	308.64	317.38	311.80	323.29

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,389	$1,105
Restricted cash	4	8
Accounts receivable, net	2,662	2,425
Inventories	1,093	1,066
Other current assets	604	623
Total current assets	5,752	5,227
Long-term assets:
Property, net	3,216	2,860
Investments in affiliates	234	231
Intangible assets, net	723	803
Goodwill	496	473
Other long-term assets	626	582
Total long-term assets	5,295	4,949
Total assets	$11,047	$10,176
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$61	$140
Accounts payable	2,595	2,278
Accrued liabilities	1,238	1,241
Total current liabilities	3,894	3,659
Long-term liabilities:
Long-term debt	2,351	2,324
Pension benefit obligations	959	929
Other long-term liabilities	409	434
Total long-term liabilities	3,719	3,687
Total liabilities	7,613	7,346
Commitments and contingencies
Total Delphi shareholder's equity	2,911	2,345
Noncontrolling interest	523	485
Total shareholders’ equity	3,434	2,830
Total liabilities and shareholders’ equity	$11,047	$10,176

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31,
	2013	2012
	(in millions)
Cash flows from operating activities:
Net income	$1,301	$1,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	540	486
Deferred income taxes	(50)	(63)
Income from equity method investments, net of dividends received	(4)	(1)
Loss on extinguishment of debt	39	1
Other, net	99	164
Changes in operating assets and liabilities:
Accounts receivable, net	(237)	198
Inventories	(27)	49
Accounts payable	254	(153)
Other, net	(56)	(294)
Pension contributions	(109)	(69)
Net cash provided by operating activities	1,750	1,478
Cash flows from investing activities:
Capital expenditures	(682)	(705)
Proceeds from sale of property / investments	33	20
Cost of business and technology acquisitions, net of cash acquired	(10)	(980)
Decrease (Increase) in restricted cash	4	1
Loans to related parties	—	14
Acquisition of minority held shares	—	(16)
Dividends from equity method investments in excess of earnings	—	37
Other, net	—	(2)
Net cash used in investing activities	(655)	(1,631)
Cash flows from financing activities:
(Decrease) increase in short and long-term debt, net	(85)	345
Dividend payments of consolidated affiliates to minority shareholders	(55)	(47)
Repurchase of ordinary shares	(457)	(403)
Distribution of cash dividends	(211)	—
Taxes withheld and paid on employees' restricted share awards	(14)	—
Net cash used in financing activities	(822)	(105)
Effect of exchange rate fluctuations on cash and cash equivalents	11	—
Decrease in cash and cash equivalents	284	(258)
Cash and cash equivalents at beginning of period	1,105	1,363
Cash and cash equivalents at end of period	$1,389	$1,105

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	%	2013	2012	%
	(in millions)			(in millions)
Net sales
Electrical/Electronic Architecture	$2,051	$1,766	16%	$7,972	$6,815	17%
Powertrain Systems	1,108	1,059	5%	4,424	4,656	(5)%
Electronics and Safety	707	640	10%	2,830	2,732	4%
Thermal Systems	371	349	6%	1,468	1,541	(5)%
Eliminations and Other (a)	(55)	(47)		(231)	(225)
Net sales	$4,182	$3,767		$16,463	$15,519

Adjusted EBITDA
Electrical/Electronic Architecture	$318	$231	38%	$1,237	$945	31%
Powertrain Systems	177	148	20%	671	723	(7)%
Electronics and Safety	99	91	9%	396	363	9%
Thermal Systems	17	16	6%	80	111	(28)%
Eliminations and Other (a)	—	—		—	—
Adjusted EBITDA	$611	$486		$2,384	$2,142

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months and years ended December 31, 2013 and 2012:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	307.08	316.8	310.82	322.94
Dilutive shares related to RSUs	1.56	0.58	0.98	0.35
Weighted average ordinary shares outstanding, including dilutive shares	308.64	317.38	311.80	323.29
Net income per share attributable to Delphi:
Basic	$0.97	$0.43	$3.90	$3.34
Diluted	$0.97	$0.43	$3.89	$3.33

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted EBITDA", "Adjusted Operating Income", "Adjusted Net Income", "Adjusted Net Income per Share" and "cash flow before financing". Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including long-lived asset and goodwill impairment), interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted EBITDA therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted EBITDA
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions)
Net income attributable to Delphi	$298	$136	$1,212	$1,077
Income tax expense (benefit)	74	(15)	256	212
Interest expense	37	36	143	136
Other (income) expense, net	(7)	10	18	(5)
Noncontrolling interest	23	19	89	83
Equity income, net of tax	(8)	(9)	(34)	(27)
Operating income	417	177	1,684	1,476
Depreciation and amortization	139	146	540	486
EBITDA	$556	$323	$2,224	$1,962
Restructuring	50	154	145	171
Other acquisition-related costs	5	9	15	9
Adjusted EBITDA	$611	$486	$2,384	$2,142

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance. Adjusted Operating Income is defined as net income (loss) before interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs, asset impairments and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions)
Net income attributable to Delphi	$298	$136	$1,212	$1,077
Income tax expense (benefit)	74	(15)	256	212
Interest expense	37	36	143	136
Other (income) expense, net	(7)	10	18	(5)
Noncontrolling interest	23	19	89	83
Equity income, net of tax	(8)	(9)	(34)	(27)
Operating income	417	177	1,684	1,476
Restructuring	50	154	145	171
Other acquisition-related costs	5	9	15	9
Asset impairments	—	15	—	15
Adjusted Operating Income	$472	$355	$1,844	$1,671

Segment Adjusted EBITDA
(in millions)
Three Months Ended December 31, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$249	$97	$69	$2	$—	$417
Depreciation and amortization	62	48	18	11	—	139
EBITDA	$311	$145	$87	$13	$—	$556
Restructuring	2	32	12	4	—	50
Other acquisition-related costs	5	—	—	—	—	5
Adjusted EBITDA	$318	$177	$99	$17	$—	$611

Three Months Ended December 31, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$127	$79	$(30)	$1	$—	$177
Depreciation and amortization	52	48	35	11	—	146
EBITDA	$179	$127	$5	$12	$—	$323
Restructuring	43	21	86	4	—	154
Other acquisition-related costs	9	—	—	—	—	9
Adjusted EBITDA	$231	$148	$91	$16	$—	$486

Year Ended December 31, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$958	$431	$267	$28	$—	$1,684
Depreciation and amortization	236	188	73	43	—	540
EBITDA	$1,194	$619	$340	$71	$—	$2,224
Restructuring	28	52	56	9		145
Other acquisition-related costs	15	—	—	—	—	15
Adjusted EBITDA	$1,237	$671	$396	$80	$—	$2,384

Year Ended December 31, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$723	$516	$177	$60	$—	$1,476
Depreciation and amortization	164	182	97	43	—	486
EBITDA	$887	$698	$274	$103	$—	$1,962
Restructuring	49	25	89	8	—	171
Other acquisition-related costs	9	—	—	—	—	9
Adjusted EBITDA	$945	$723	$363	$111	$—	$2,142

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income (loss) before restructuring, acquisition integration costs, acquisition-related advisory and transaction costs, asset impairments and debt extinguishment costs. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions, except per share amounts)
Net income attributable to Delphi	$298	$136	$1,212	$1,077
Adjusting items:
Restructuring charges	50	154	145	171
Acquisition-related integration costs	5	9	15	9
Acquisition-related advisory and transaction costs	—	13	—	13
Asset impairments	—	15	—	15
Debt extinguishment costs	—	—	39	1
Tax impact of adjusting items (a)	(8)	(40)	(40)	(45)
Adjusted net income attributable to Delphi	$345	$287	$1,371	$1,241

Weighted average number of diluted shares outstanding	308.64	317.38	311.8	323.29
Diluted net income per share attributable to Delphi	$0.97	$0.43	$3.89	$3.33
Adjusted net income per share	$1.12	$0.90	$4.40	$3.84

(a)
Represents the income tax impacts of the adjustments made for restructuring charges, acquisition-related integration costs, acquisition-related advisory and transaction costs, asset impairments and debt extinguishment costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash flow before financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of the MVL acquisition. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions)		(in millions)
Cash flows from operating activities:
Net income	$321	$155	$1,301	$1,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139	146	540	486
Working capital	282	272	(10)	94
Pension contributions	(44)	(27)	(109)	(69)
Other, net	(18)	(236)	28	(193)
Net cash provided by operating activities	680	310	1,750	1,478

Cash flows from investing activities:
Capital expenditures	(170)	(142)	(682)	(705)
Cost of MVL acquisition, net of cash acquired	—	(980)	—	(980)
Other, net	10	17	27	54
Net cash used in investing activities	(160)	(1,105)	(655)	(1,631)

Adjustment for cost of the MVL acquisition, net of cash acquired	—	980	—	980
Cash flow before financing	$520	$185	$1,095	$827

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com